UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 27, 2008, the Board of Directors of the Company received a letter from Tilman J. Fertitta, Chairman, President and CEO, proposing to acquire all of the Company’s outstanding common stock for $23.50 per share in cash, representing a 41% premium over the closing price of the Company's common stock on January 25, 2008. According to the proposal letter, Mr. Fertitta is confident that he can obtain all the required financing to fund the transaction given that he will be contributing all of his approximately 39% equity ownership of the Company, as well as additional substantial cash equity. The total value of the transaction is approximately $1.3 billion.

The Company’s Board of Directors has established a Special Committee of independent directors to review the proposal. The Special Committee has also been authorized to review any alternative proposals that may be received by Landry’s or the Special Committee. The Special Committee is in the process of hiring legal and financial advisors to advise it in its review of this proposal or any other alternative proposals.

Item 9.01 Financial Statements and Exhibits.

No. Exhibit
99.1 Press Release dated January 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

January 28, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 28, 2008